EXHIBIT 10.1

RETENTION BONUS PLAN

Participants	Payment Date	Bonus Payment
Jack W. Oehlke	08/01/03	$ 211,250
President & CEO	08/02/04	243,750
	08/01/05	276,250

Craig D. Gates	08/01/03	119,000
Executive Vice President & General Manager	08/02/04	142,800
	08/01/05	166,600

Ronald F. Klawitter	08/01/03	119,000
Executive Vice President & CFO	08/02/04	142,800
	08/01/05	166,600

Total Plan Bonus Payments		$1,588,050

Terms

•	In order to earn and receive the bonus payment on the payment date, the participant must be employed by the Company on the payment date or have been terminated by the Company without cause.

•	Bonus payments shall be reduced by the amount of any incentive payments earned by a participant pursuant to any other Company incentive plan during the fiscal year immediately preceding the payment date.

Approved by Board of Directors – October 24, 2002.